Exhibit 99.1

FOR RELEASE JUNE 26, 2006

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES FISCAL 2006 YEAR END AND FOURTH QUARTER RESULTS

BETHESDA, MARYLAND – June 26, 2006 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced results for its fiscal year end and fourth quarter ended March 31, 2006. For the fiscal year, the Company reported total revenue of $90.8 million, an increase of 9% over the prior year, and net income from continuing operations of $167,000 compared to a loss in the prior year. During the year the Company discontinued its retail business unit and restructured its operating divisions. Due to the loss from discontinued operations, the Company reported a net loss for the three and twelve month periods.

Revenue for the quarter ended March 31, 2006 was $23.2 million, a 11% increase over revenue of $21.0 million in the quarter ended March 31, 2005. Revenue for the year ended March 31, 2006 was $90.8 million, an increase of 9% over revenue of $83.2 million for the 2005 fiscal year.

The net loss for the quarter ended March 31, 2006 was $394,000, or a loss per share of $0.06. This compares to a net loss of $2.1 million, or a loss per share of $0.38, for the quarter ended March 31, 2005. The net loss for the year ended March 31, 2006 was $2.9 million, or a loss per share of $0.45. This compares to a net loss of $5.7 million, or a loss per share of $1.07, for the year ended March 31, 2005.

The Company’s balance sheet as of March 31, 2006 shows cash, cash equivalents and restricted cash of $9.4 million, total assets of $57.0 million, a current ratio of 1.4:1 and stockholders’ equity of $22.6 million.

Roberta Lipson, President and CEO of Chindex, commented on the results:

“We continue to see great opportunity in healthcare services in China and our results for the fiscal year 2006 have begun to reflect the potential.

“The Healthcare Services division operates our United Family Hospital (UFH) network of private hospitals and clinics in China. We are the only foreign-invested, multi-facility hospital network in China.”

Revenue from the Healthcare Services division for the year was $36.5 million, an increase of 60% over the prior year with income from operations of $1.6 million, compared with a loss in the previous year. These results reflect profitability in both the Beijing and Shanghai markets.

Lipson commented, “It is remarkable that our hospital in Shanghai was able to show profitability in it’s first full year of operations. Our more mature Beijing operations are still showing a 26% growth in primarily same store revenues even in its eighth year of operations.”

During the year, Beijing United Family Hospital (BJU) and Shanghai United Family Hospital (SHU) obtained approximately $8 million in long term debt financing from the International Finance Corporation of The World Bank. These funds were used to retire bank debt for these entities and will also be used to fund a portion of their future capital growth programs.

During fiscal 2006 the Company also announced the successful Joint Commission International (JCI) accreditation of the BJU network operations. JCI is the international arm of the American hospital accreditation organization. The UFH network in Beijing is the only integrated healthcare network in Asia to have received that accreditation. This formal recognition by JCI is a testament to the hospital’s commitment and achievements in the area of quality and is an objective recommendation about the hospital’s quality to the market.
“In fiscal 2007 in the Healthcare Services division we expect continued revenue growth of 30-35% across the network and growing profitability at the divisional level. We are also developing network expansion projects in both hospital development and hospital management in several key geographic areas of China outside our existing markets,“ said Lipson.

The Medical Products division (formerly named the Medical Capital Equipment division) markets, distributes and sells select medical capital equipment, instrumentation and other medical products for use in hospitals in China and Hong Kong. This now includes certain medical products formerly handled through the discontinued Healthcare Products Distribution (HPD) division.

Revenue for the division during the year was $54.3 million, a 10% decrease from the prior year The decrease was attributable to lackluster sales in certain product categories due to maturing product life cycles, increased competition in certain mid-tier product markets, delays due to increasing requirements for public tendering in capital equipment markets and a general slowdown in the growth rate of the market for imported medical devices in China in the first half of the year. This was offset by final delivery of goods in the third quarter under a government-backed financing program. The Company reported a greater loss for this division than in the prior year.

“In the fourth quarter we launched exciting new premium and mid-tier market products on a nationwide basis. In 2007 we will also deliver products under previously-awarded contracts financed by the German KfW Development Bank programs. These sales along with the roll out of our new product offerings should allow us to return to historical levels of revenue growth in the range of 10-15% annually and profitability on the divisional level. We are expecting that most of the market issues impacting our 2006 period will find resolution in the coming year,” said Lipson.

“Our financial statements for fiscal 2006 have been restructured to reflect the discontinuation of the retail business and the closedown of the HPD division. This closedown was substantially completed by the end of the year. The closedown allowed staff reductions of approximately 130 employees from the retail business unit and other administrative departments in the company. It also allowed us to downsize office and warehouse space in China. We sold off some inventories at reduced margins and reported a $3 million loss from discontinued operations on the year. The distribution and logistics services, which had been part of the discontinued division, have been migrated to the parent company. Medical products distributed by the logistics business unit have been migrated to the Medical Products division.

Lipson concluded, “We now operate in two very synergistic segments, Healthcare Services and Medical Products. We have great faith in the opportunity in China in the Healthcare space and feel we are uniquely positioned with ‘first to market advantage’ in these areas.“

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-five years of experience, 950 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Some of the information in this press release may contain statements regarding future expectations, plans, prospects for performance of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company cannot guarantee future results, levels of activity, performance or achievements. The numbers discussed in this press release also involve risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described by such statements: our ability to manage our growth and maintain adequate controls, our ability to obtain additional financing, the loss of services of key personnel, general market conditions including inflation or foreign currency fluctuations, our dependence on relationships with suppliers, the timing of our revenues and fluctuations in financial performance, the availability to our customers of third-party financings, product liability claims and product recalls, competition, hiring and retaining qualified sales and service personnel, management of inventory, relations with foreign trade corporations, dependence on sub-distributors and dealers, completion and opening of healthcare facilities, attracting and retaining qualified physicians and other hospital personnel, regulatory compliance, the cost of malpractice, our dependence on our information systems, the economic, political and trade policies of the Chinese government, the newness and undeveloped nature of the Chinese legal system, the regulation of the conversion of Chinese currency, future epidemics in China such as SARS or Avian Flu, the control over our operation by insiders, continuity of relationships and variability of financial margins with existing suppliers, our liquidity and availability of capital resources to meet cash requirements, including capital expenditures and bid and performance bonds, limitations on the inter-entity transfers and other limitations imposed by existing credit facilities and those other factors contained in the section titled “Risk Factors” as set forth in the Company’s Registration Statement (File No. 333-114996) declared effective by the Securities and Exchange Commission on December 5, 2005, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements and numbers contained herein represent the judgment of the Company, as of the date of this press release, and the Company disclaims any intent or obligation to update such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)

	Three months ended March 31,		Year ended March 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)
Product sales	$13,074	$14,252	$54,336	$60,358
Healthcare services revenue	10,211	6,752	36,500	22,801

Total revenue	23,285	21,004	90,836	83,159

Cost and expenses
Product sales costs	9,695	10,907	40,913	46,249
Healthcare services costs	8,896	7,839	33,455	24,636
Selling and marketing expenses	2,801	2,391	10,195	9,993
General and administrative	1,559	1,699	5,723	6,058

Income (loss) from continuing operations	334	(1,832)	550	(3,777)
Other (expenses) and income
Interest expense	(192)	(122)	(589)	(229)
Interest income	56	18	173	84
Miscellaneous (expense)	(40)	6	(18)	(59)
income – net	—	—	—	—
Income (loss) from continuing operations before income taxes	158	(1,930)	116	(3,981)
(Provision for) benefit from income taxes	(38)	606	51	57

Net income (loss) from continuing operations	120	(1,324)	167	(3,924)

Loss from discontinued operations	(514)	(776)	(3,105)	(1,734)

Net loss	$(394)	$(2,100)	$(2,938)	$(5,658)

Net loss per common share -basic	$(0.06)	$(0.38)	$(0.45)	$(1.07)

Weighted average shares outstanding	6,605,118	5,507,077	6,539,572	5,313,573

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

	March 31, 2006	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$9,034	$8,173
Restricted Cash	383	—
Trade accounts receivable, less allowance for doubtful accounts of $2,250 and $1,851, respectively
Equipment sales receivables	7,685	13,120
Patient service receivables	5,468	2,706
Inventories	8,681	10,856
Deferred income tax	177	222
Other current assets	2,322	2,034
Current assets of discontinued operations	1,006	—

Total current assets	34,756	37,111
Property and equipment, net	19,119	17,620
Long-term deferred income taxes	2,452	1,780
Other assets	719	777

Total assets	$57,046	$57,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21,727	$26,420
Short-term portion of capitalized leases	50	189
Short-term debt and vendor financing	3,080	2,839
Income taxes payable	143	4
Current liabilities of discontinued operations	748	—

Total current liabilities	25,748	29,452
Long-term portion of capitalized leases	91	124
Long-term debt and vendor financing	8,569	2,749

Total liabilities	34,408	32,325
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 13,600,000 and 6,800,000 shares authorized, including 1,600,000 and 800,000 designated Class B at March 31, 2006 and 2006, respectively:
Common stock – 5,946,873 and 5,728,443 shares issued and outstanding at March 31, 2006 and 2005 respectively	60	57
Class B stock – 775,000 shares issued and outstanding at March 31, 2006 and 2005	8	8
Additional capital	36,436	35,884
Accumulated other comprehensive income	75	17
Accumulated deficit	(13,941)	(11,003)

Total stockholders’ equity	22,638	24,963
Total liabilities and stockholders’ equity	$57,046	$57,288

SEGMENT INFORMATION

The Company has two reportable segments: Healthcare Services and Medical Products. Prior to fiscal year 2006, the Company had three reportable segments, Medical Capital Equipment, Healthcare Products Distribution and Healthcare Services. In fiscal 2006, the Company discontinued the retail sales portion of the Healthcare Products Distribution segment and the remaining portion of the segment was grouped together with the Medical Capital Equipment segment to become the Medical Products Division. The following segment information has been restated to reflect the new segment structure. We evaluate performance and allocate resources based on profit or loss from continuing operations before income taxes, not including gains or losses on our investment portfolio.

	Healthcare Services	Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000	$26,239,000	$56,040,000
For the three months ended March 31, 2006:

Sales and service revenue	$10,211,000	$13,074,000	$23,285,000
Gross Profit	n/a	3,379,000	n/a
Gross Profit %	n/a	26%	n/a
Income (loss) from continuing operations before foreign exchange	$1,055,000	$(743,000)	$312,000
Foreign exchange gain			22,000

Income from continuing operations			$334,000
Other (expense), net			(176,000)

Income from continuing operations before income taxes			$158,000

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business which was discontinued in fiscal year 2006.

	Healthcare Services	Medical Products	Total
As of March 31, 2005:
Assets	$21,304,000	$30,669,000	$51,973,000
For the three months ended March 31, 2005:

Sales and service revenue	$6,752,000	$14,252,000	$21,004,000
Gross Profit	n/a	3,344,000	n/a
Gross Profit %	n/a	23%	n/a
Loss from continuing operations before foreign exchange	$(1,399,000)	$(430,000)	$(1,829,000)
Foreign exchange loss			(3,000)

Loss from continuing operations			$(1,832,000)
Other (expense), net			(98,000)

Loss from continuing operations before income taxes			$(1,930,000)

Total consolidated assets of $57,288,000 as of March 31, 2005 include $5,315,000 of assets pertaining to our healthcare products retail business which was discontinued in fiscal year 2006.

	Healthcare Services	Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000	$26,239,000	$56,040,000
For the twelve months ended March 31, 2006:

Sales and service revenue	$36,500,000	$54,336,000	$90,836,000
Gross Profit	n/a	13,423,000	n/a
Gross Profit %	n/a	25%	n/a
Income (loss) from continuing operations before foreign exchange	$1,585,000	$(1,436,000)	$149,000
Foreign exchange gain			401,000

Income from continuing operations			$550,000
Other (expense), net			(434,000)

Income from continuing operations before income taxes			$116,000

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business which was discontinued in fiscal year 2006.

	Healthcare Services	Medical Products	Total
As of March 31, 2005:
Assets	$21,304,000	$30,669,000	$51,973,000
For the twelve months ended March 31, 2005:

Sales and service revenue	$22,801,000	$60,358,000	$83,159,000
Gross Profit	n/a	14,109,000	n/a
Gross Profit %	n/a	23%	n/a
(Loss) from continuing operations before foreign exchange	$(2,844,000)	$(880,000)	$(3,724,000)
Foreign exchange loss			(53,000)

Loss from continuing operations			$(3,777,000)
Other (expense), net			(204,000)

Loss from continuing operations before income taxes			$(3,981,000)

Total consolidated assets of $57,288,000 as of March 31, 2005 include $5,315,000 of assets pertaining to our healthcare products retail business which was discontinued in fiscal year 2006.